EXHIBIT 99.1


C&D TECHNOLOGIES, INC.
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    Power Solutions
                                                      1400 Union Meeting Road
                                                      Blue Bell, PA 19422
                                                      Phone: 215-619-2700
                                                      Fax:   215-619-7841
Contacts:
Ian Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              For Immediate Release

        C&D TECHNOLOGIES COMPLETES SALE OF POWER ELECTRONICS DIVISION TO
                         MURATA MANUFACTURING CO., LTD.


Blue Bell, PA--August 31, 2007--C&D Technologies (NYSE:CHP) today announced the completion of the sale of its Power Electronics Division (PED) to Murata
Manufacturing Co., Ltd of Japan (Murata) for $85 million cash, subject to working capital adjustments. The agreement to sell this business was previously announced on June 19, 2007.

Murata is one of the world's leading providers of ceramic based components, sensors and integrated electronic modules, including power supplies. The Company, headquartered in Kyoto, Japan, has over 30,000 employees worldwide and over $4 billion in annual sales.

About C&D Technologies C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com

Forward-looking Statements: This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2007, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward- looking statements made herein.